Exhibit 10.2

JOINDER to

REGISTRATION RIGHTS agreement

Reference is made to that certain Registration Rights Agreement, dated November 30, 2021, by and among TLGY Acquisition Corporation, a Cayman Islands exempted company (the “Company”), TLGY Sponsors LLC, a Cayman Island limited liability company (the “Sponsor”), and certain security holders of the Company (the “Registration Rights Agreement”), a copy of which is attached hereto as Exhibit A. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

The undersigned are executing this joinder in connection with the receipt by the undersigned from the Sponsor of an aggregate of 3,542,305 Founder Shares and an aggregate of 3,940,825 Private Placement Warrants now held of record by the Sponsor.

By executing this joinder, the undersigned hereby agree, as of the date first set forth below, that the undersigned shall be bound by the Registration Rights Agreement as if they were original signatories to the Registration Rights Agreement and shall comply with the provisions thereof. The undersigned acknowledge that they have received a copy of the Registration Rights Agreement and have read and understand the terms thereof.

This joinder, together with the copy of the Registration Rights Agreement attached to this joinder, shall be a counterpart of the Registration Rights Agreement for the purposes of Section 5.3 of the Registration Rights Agreement.

UNDERSIGNED:

CPC Sponsor Opportunities I, LP

By:	/s/ Edward Tsun-Wei Chen

Name: Edward Tsun-Wei Chen
Title: Authorized Signatory
	Date:	June 20, 2024

CPC Sponsor Opportunities I (Parallel), LP

By:	/s/ Edward Tsun-Wei Chen

Name: Edward Tsun-Wei Chen
Title: Authorized Signatory
	Date:	June 20, 2024